                                Amended and Restated as of May 2023

AMENDED AND RESTATED
BY-LAWS
OF
PULTEGROUP, INC.

ARTICLE I
OFFICES
SECTION 1.1 Registered Office. The registered office of the Corporation shall be located at 601 Abbot Road, East Lansing, MI  48823, or at such other place as may be designated as the registered office by the Board of Directors. The Corporation’s principal executive offices shall be located at 3350 Peachtree Road NE, Suite 1500 in the City of Atlanta, County of Fulton, and State of Georgia, or at such other place as may be designated as the principal executive office by the Board of Directors.
SECTION 1.2 Other Offices. The Corporation may also have other offices or conduct business at such other places, both within and without the State of Michigan, as the Board of Directors may from time to time determine, or as the business of the Corporation may require.
ARTICLE II
MEETINGS OF SHAREHOLDERS
SECTION 2.1 Place of Meetings. All meetings of the shareholders shall be held at the registered office of the Corporation, or at such place either within or without the State of Michigan as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may determine that any meeting of shareholders may be held wholly or partially by means of remote communication as authorized by the Michigan Business Corporation Act.
SECTION 2.2 Annual Meeting of Shareholders. The annual meeting of shareholders shall be held, in each year, on the second Thursday in May, if not a legal holiday in the State in which the meeting shall be held, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. If the annual meeting is not held on or before the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. At each annual meeting the shareholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as permitted by Section 2.11.
SECTION 2.3 Other Meetings. Meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Michigan, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
SECTION 2.4 Voting.
a.    Each shareholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder and with respect to each question, but no proxy shall be voted after six months from its date unless such proxy provides for a longer period. Each proxy shall be in writing and shall be signed by the shareholder or his authorized agent or representative. Votes may be cast orally, in writing, or by electronic transmission in the discretion of the individual presiding at such meeting, but the

                                Amended and Restated as of May 2023
Board of Directors in its discretion may require that the vote for directors and the vote upon any question before the meeting shall be by ballot. Any shareholder or proxy holder who participates in a shareholder meeting by means of a conference telephone or similar communications device pursuant to Section 2.10 shall be permitted to vote orally. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the individual presiding at the meeting. Any shareholder directly or indirectly soliciting proxies from other shareholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board.
b.    Except as otherwise provided in the Articles of Incorporation, each director shall be elected by the affirmative vote of a majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. However, if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the common shares of the Corporation present in person or represented by proxy at any such meeting and entitled to vote on the election of directors. A majority of votes cast in an election of directors shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).
c.    If a nominee for director, who is an incumbent director, is not elected, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Governance Committee, or such other committee designated by the Board of Directors, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors shall act on the resignation, taking into account the Nominating and Governance Committee's recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director's resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal. If the Board of Directors accepts a director's resignation pursuant to this Section 2.4, or if a nominee for director is not elected and the nominee is not an incumbent director, the Board of Directors may fill the resulting vacancy pursuant to the provisions of the Articles of Incorporation or may decrease the size of the Board of Directors pursuant to the Articles of Incorporation.
SECTION 2.5 List of Shareholders. The officer or agent who has charge of the stock ledger or stock transfer books for shares of the Corporation shall prepare, make and certify, at every meeting of shareholders, a complete list of the shareholders entitled to vote at the shareholders’ meeting and at any adjournment thereof, arranged in alphabetical order within each class and series of stock, and showing the address of each shareholder and the number of shares held by each shareholder. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The list shall be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.
SECTION 2.6 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, whether present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. Once a quorum is present at a meeting, all holders of shares entitled to vote at the meeting and all holders of proxies for such shares present at such meeting may continue to conduct the proper business of the meeting until its adjournment

                                Amended and Restated as of May 2023
notwithstanding the withdrawal of enough shareholders or proxy holders to leave less than a quorum. If, however, such quorum shall not be initially present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum shall be present or represented. In addition, any meeting of shareholders may be adjourned by the person presiding at such meeting for any reason, whether or not a quorum is present, without notice other than announcement at the meeting and reconvened at any other time at the same or some other place at which a meeting of shareholders may be held under these By-Laws (which may be announced at the meeting). At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
SECTION 2.7 Special Meetings.
a.Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by applicable law or by the Articles of Incorporation, may be called by the Board of Directors, the President, or the Secretary, and shall be called by the Board of Directors, the President, or the Secretary upon a request in writing therefor stating the purpose or purposes thereof signed by the holders of not less than 20% of the capital stock of the Corporation issued and outstanding and entitled to vote thereat (the “Requisite Percentage”; each written request by holders of the Requisite Percentage, a “Special Meeting Request” a special meeting requested pursuant to a Special Meeting Request, a “Shareholder Requested Special Meeting”) or by a majority of the Board of Directors.

b.In order for a Shareholder Requested Special Meeting to be called, one or more Special Meeting Requests must be signed by the Requisite Percentage of shareholders submitting such request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each, a “Requesting Party”) and must be delivered to the Secretary. The Special Meeting Request(s) shall be delivered to and received by the Secretary at the principal executive offices of the Corporation by a nationally recognized private overnight courier service, return receipt requested. Each Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the Shareholder Requested Special Meeting and the matters proposed to be acted on at it; (ii) bear the date of signature of each such shareholder signing the Special Meeting Request; (iii) set forth (A) the name and address, as they appear in the Corporation's books, of each shareholder signing such request and the beneficial owners, if any, on whose behalf such request is made and (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) by each Requesting Party and by each Shareholder Associated Person (as defined below); (iv) set forth a description of all arrangements or understandings between any Requesting Party, any Shareholder Associated Person and/or any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of each Requesting Party and each Shareholder Associated Person in the business desired to be brought before the Shareholder Requested Special Meeting; (v) include documentary evidence that the shareholders requesting the special meeting own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation in the manner set forth above; provided, however, that if the shareholders are not the beneficial owners of the shares constituting all or part of the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously

                                Amended and Restated as of May 2023
provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary of the Corporation within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own such shares as of the date on which such Special Meeting Request is delivered to the Secretary; (vi) an agreement by each of the Requesting Parties to notify the Corporation promptly in the event of any decrease in the number of shares of capital stock held by such Requesting Party following the delivery of such Special Meeting Request and prior to the Shareholder Requested Special Meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request by such Requesting Party to the extent of such reduction; (vii) set forth a description of (A) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by each Requesting Party or any Shareholder Associated Person, (B) any proxy, contract, arrangement, understanding or relationship pursuant to which any Requesting Party or any Shareholder Associated Person has a right to vote any class or series of shares of the Corporation, (C) any Short Interest (as defined below) held by or involving any Requesting Party or any Shareholder Associated Person, (D) any rights to dividends on the shares of the Corporation owned beneficially by any Requesting Party or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation, (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Requesting Party or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (F) any performance-related fees (other than an asset-based fee) that any Requesting Party or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of such Requesting Party’s or such Shareholder Associated Person’s immediate family sharing the same household, (G) any significant equity interests or any Derivative Instruments or Short Interests (as defined below) in any principal competitor of the Corporation held by any Requesting Party or any Shareholder Associated Person; and (viii) a representation that such Requesting Party intends to appear in person or by proxy at the special meeting to bring such business before the meeting. Each Requesting Party shall be required to update such Special Meeting Request delivered pursuant to this Section 2.7 in accordance with the requirements of Section 2.12 of these By-Laws. Any requesting shareholder may revoke his, her or its Special Meeting Request at any time prior to the Shareholder Requested Special Meeting by written revocation delivered to the Secretary of the

                                Amended and Restated as of May 2023
Corporation at the principal executive offices of the Corporation. If at any time after sixty (60) days following the earliest dated Special Meeting Request, the unrevoked (whether by specific written revocation or by a reduction in the net long position held by such Shareholder, as described above) valid Special Meeting Requests represent in the aggregate less than the Requisite Percentage, there shall be no requirement to hold a Shareholder Requested Special Meeting. “Applicable Shareholder” shall mean any Requesting Party, any Soliciting Party (as defined below), any Nominating Party (as defined below) or any Proposing Party (as defined below), as applicable. “Shareholder Associated Person” shall mean, with respect to any Applicable Shareholder, (1) any person directly or indirectly controlling, controlled by, under common control with or acting in concert with such Applicable Shareholder or (2) any member of such Applicable Shareholder’s immediate family sharing the same household. “Short Interest” shall mean any agreement, arrangement, understanding, relationship or otherwise, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any Applicable Shareholder or any Shareholder Associated Person of any Applicable Shareholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Applicable Shareholder or any Shareholder Associated Person of any Applicable Shareholder, as applicable, with respect to any class or series of shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the Corporation.

c.In determining whether Special Meeting Requests have met the requirements of this Section 2.7, multiple Special Meeting Requests will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the requested special meeting and substantially the same matters proposed to be acted on at the Shareholder Requested Special Meeting (in each case as determined in good faith by the Board of Directors), and (ii) such Special Meeting Requests have been delivered to the Secretary in the manner set forth above within sixty (60) days of the delivery to the Secretary of the earliest dated Special Meeting Request relating to such item(s) of business.

d.If none of the shareholders who submitted a Special Meeting Request appears or sends a qualified representative to present the item of business submitted by such shareholders for consideration at the Shareholder Requested Special Meeting, such item of business shall not be submitted for vote of the shareholders at such Shareholder Requested Special Meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such shareholder(s).

e.Except as provided in the next sentence, a Shareholder Requested Special Meeting shall be held at such date, time and place within or without the State of Michigan as may be fixed by the Board of Directors; provided, however, that the date of any such Shareholder Requested Special Meeting shall be not more than ninety (90) days after the date on which the valid Special Meeting Request(s) constituting the Requisite Percent are delivered to the Secretary of the Corporation (such date of delivery being the “Delivery Date”). Notwithstanding the foregoing, the Secretary of the Corporation shall not be required to call a Shareholder Requested Special Meeting if (i) the Board of Directors calls an annual meeting of shareholders, or a special meeting of shareholders at which a Similar Item (as defined in this Section 2.7(e)) is to be presented pursuant to the notice of such meeting, in either case to be held not later than sixty (60) days after the Delivery Date; (ii) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on

                                Amended and Restated as of May 2023
the earlier of (A) the date of the next annual meeting and (B) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting; or (iii) the Special Meeting Request(s) (A) contain an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) to an item that was presented at any meeting of shareholders held not more than one hundred and twenty (120) days before the Delivery Date; (B) relate to an item of business that is not a proper subject for action by the shareholders under applicable law; (C) were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law or would cause the Corporation to violate any law; or (D) do not comply with the provisions of this Section 2.7. The procedures set forth in this Section 2.7 are the exclusive means by which items of business may be raised by shareholders at any special meeting of shareholders.

f.If any information submitted pursuant to this Section 2.7 is inaccurate or incomplete in any material respect, such information shall be deemed not to have been provided in accordance with this Section 2.7. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), the shareholder or shareholders submitting a Special Meeting Request shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request) (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the shareholder or shareholders submitting a Special Meeting Request fail to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed, at the determination of the Board of Directors, not to have been provided in accordance with this Section 2.7.

g.Notwithstanding anything in these By-Laws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at a special meeting called pursuant to a Special Meeting Request. Nothing contained in this Section 2.7 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

SECTION 2.8 Notice of Meetings. Except as may be provided by statute, written notice or notice by electronic transmission of an annual or special meeting of shareholders stating the place, if any, date and time of the meeting, and the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote thereat at his , her or its address as it appears on the records of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat. The Board of Directors may, at any time prior to the holding of a regular meeting, or a special meeting called by the Board of Directors, the President, or the Secretary, and for any reasonable reason, postpone, reschedule or cancel such meeting of the shareholders. The Board of Directors may postpone or reschedule such a meeting to such time and place as specified in a notice of postponement or rescheduling of such meeting. If a meeting is adjourned or recessed to another time and/or to another place pursuant to Section 2.6, and if an announcement of the adjourned or recessed time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned or recessed meeting unless the directors fix a new record date for the adjourned or recessed meeting. Notwithstanding any other provision herein, notice by electronic transmission pursuant to this Section 2.8 shall be effective with respect to any shareholder of the Corporation when transmitted, without respect to whether such shareholder has consented to or authorized such notice.

                                Amended and Restated as of May 2023
SECTION 2.9 Action Without Meeting.
a.General. Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission (either of which is referred to herein as in writing), setting forth the action to be so taken, shall be signed by shareholders of record who, on the record date fixed pursuant to clause (b) below (the “Written Consent Record Date”), own of record outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In the case of any action proposed by one or more shareholders to be taken by written consent of the shareholders, the shareholder or shareholders proposing to take such action shall give notice of their intent to request a Written Consent Record Date, which notice of intent shall be in writing and delivered to and received by the Secretary at the principal office of the Corporation, a reasonable period (but not less than 45 days) before the request for the Written Consent Record Date and shall include the information described in Section 2.9(c).
b.Request to Fix Written Consent Record Date. Any holder of common shares of the Corporation seeking to have the shareholders of the Corporation authorize or take any action by written consent shall first request in writing that the Board of Directors fix a record date for the purpose of determining the shareholders entitled to authorize or take such action, which request shall be signed by a shareholder of record, must be in proper form and delivered by FedEx or a similar delivery or messenger service, in each case requiring a signature upon delivery, or sent by certified mail or sent by registered mail (return receipt requested), and must be received by, the Secretary at the principal executive offices of the Corporation. The Board of Directors may, within ten (10) days after receipt of a request in proper form and otherwise in compliance with this clause (b) and clause (c) from any such shareholder, adopt a resolution fixing a record date for the purpose of determining the shareholders entitled to express consent to such action in writing without a meeting, which record date shall not be more than ten (10) days after the date upon which the resolution fixing such record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10)-day period after the date on which such a request is received by the Secretary of the Corporation, the record date for determining shareholders entitled to express consent to authorize or take the action described in such request, (i) when no prior action of the Board of Directors is required by applicable law or the articles of incorporation of the Corporation or these By-Laws, shall be as of the close of business on the first day on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 2.9 and (ii) when prior action of the Board of Directors is required by applicable law or the articles of incorporation of the Corporation or these By-Laws, shall be as of the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
c.Form of Request. To be in proper written form, a shareholder’s request for the Board of Directors to fix a Written Consent Record Date (i) must set forth as to each action such shareholder and any beneficial owner on whose behalf such action is proposed to be authorized or taken by written consent (each, a “Soliciting Party”), a brief description of the action desired to be authorized or taken by written consent (including the text of any proposal, the text of any resolutions to be effected by consent and the language of any proposed amendment to these By-Laws) and the reasons for taking such action; (ii) must set forth the name and address of each Soliciting Party; (iii) must set forth (A) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially or of record by each Soliciting Party and each Shareholder Associated Person, (B) a description of  any Derivative Instrument directly or indirectly owned beneficially by each Soliciting Party or any Shareholder Associated Person, (C) a description of any proxy, contract, arrangement, understanding or

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relationship pursuant to which any Soliciting Party or any Shareholder Associated Person has a right to vote (or act by consent with respect to) any class or series of shares of the Corporation, (D) any Short Interest held by or involving any Soliciting Party or any Shareholder Associated Person, (E) any rights to dividends on the shares of the Corporation owned beneficially by any Soliciting Party or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Soliciting Party or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that any Soliciting Party or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of such Soliciting Party’s or such Shareholder Associated Person’s immediate family sharing the same household and (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by any Soliciting Party or any Shareholder Associated Person; (iv) must set forth a description of all arrangements or understandings between any Soliciting Party, any Shareholder Associated Person and/or any other person or persons (including their names) in connection with the action proposed to be taken by written consent and any material interest of each Soliciting Party and any Shareholder Associated Person in such action; (v) must set forth a representation as to whether or not such Soliciting Party or any Shareholder Associated Person intends or is part of a group that intends to solicit, or participate in the solicitation of, proxies or written consents from the holders of at least the percentage of the Corporation’s outstanding voting shares required under applicable law to take action by written consent or otherwise to solicit written consents from shareholders in support of such proposal; (vi) must set forth any other information relating to each Soliciting Party that would be required to be disclosed in an information statement or other filings required to be made in connection with solicitations of consents pursuant to the rules and regulations promulgated under the Exchange Act; and (vii) must be signed by each Soliciting Party. The Corporation may require that the Soliciting Party requesting a record date to furnish such information as the Corporation may otherwise reasonably require to determine the validity of the request for a record date.
d.Delivery of Consent. Any consent purporting to take or authorize the taking of action must be delivered by FedEx or a similar delivery or messenger service, in each case requiring a signature upon delivery, or sent by certified mail or sent by registered mail (return receipt requested) to, and received by, the Secretary at the principal executive offices of the Corporation.
In the event of delivery to the Corporation of consents purporting to take or authorize the taking of action, the Secretary of the Corporation or such other officer of the Corporation as the Board of Directors may designate, shall provide for the safe-keeping of such consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of such consents and any related revocations and of the validity of the action to be taken by shareholder consent as the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the shareholders of a number of shares having the requisite voting power to authorize the action specified in such consents have given consent; provided, however, that if the action to which such consents relate is the removal of one or more members of the Board of Directors, then the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“inspectors”) with respect to such consent and such inspectors shall discharge the functions of the Secretary of the Corporation, or such other officer of the Corporation as the Board of Directors may designate, as the case may be, under this clause (d). If after such investigation the Secretary of the

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Corporation, such other officer of the Corporation as the Board of Directors may designate or such inspectors, as the case may be, shall determine that the action purported to have been authorized or taken is duly authorized by such consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of shareholders and such consents shall be filed in such records.
In conducting the investigation required by this section, the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate or the inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.
e.Date of Consent. Every written consent to authorize or take an action shall bear the date of the signature of each shareholder of record as of the Written Consent Record Date who signs such consent to authorize or take such action, and no written consent shall be effective to take such action unless, within sixty (60) days after the Written Consent Record Date, written consents to authorize or take such action dated not more than ten (10) days before the Written Consent Record Date signed by holders of a sufficient number of common shares of the Corporation to authorize or take such action are delivered to the Corporation in the manner described in this Section 2.9. Only shareholders of record on the Written Consent Record Date with respect to an action shall be entitled to consent to authorize or take such action in writing without a meeting.
f.Effectiveness of Consent. No action by written consent without a meeting shall be effective until such date as the Secretary of the Corporation, such other officer of the Corporation as the Board of Directors may designate, or the inspectors, as applicable, certify to the Corporation that the consents delivered to the Corporation in accordance with this Section 2.9 represent at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Notwithstanding anything in these By-Laws to the contrary, no action may be authorized or taken by the shareholders by written consent except in accordance with this Section 2.9. If the Board of Directors shall determine that any shareholder request to fix a Written Consent Record Date or to authorize or take action by shareholder written consent was not properly made in accordance with this Section 2.9, or the shareholder or shareholders seeking to authorize or take such action do not otherwise comply with this Section 2.9, then the Board of Directors shall not be required to fix a Written Consent Record Date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. If any information submitted pursuant to this Section 2.9 is inaccurate or incomplete in any material respect, such information shall be deemed not to have been provided in accordance with this Section 2.9. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), the shareholder or shareholders submitting a request for a Written Consent Record Date shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request) (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the shareholder or shareholders submitting a request for a Written Consent Record Date fail to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed, at the determination of the Board of Directors, not to have been provided in accordance with this Section 2.9. Notwithstanding anything in these By-Laws to the contrary, none of the provisions of this Section 2.9 shall apply to any solicitations of shareholder action by written consent in lieu of a meeting by or at the direction of the Board of Directors, and

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the Board of Directors shall be entitled to solicit shareholder action by written consent in accordance with applicable law.
g.Notice to Shareholders. Prompt notice of the authorization or taking of action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if theaction had been taken at a meeting. .
h.Exchange Act. Notwithstanding the provisions of this Section 2.9, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to shareholders seeking to take action by written consent.
SECTION 2.10 Remote Communication Attendance. A shareholder may participate in a shareholders’ meeting by a conference telephone or by other means of remote communication through which all persons participating in the meeting may communicate with the other participants, if the Board of Directors determines to permit such participation and (a) the means of remote communication allowed are included in the notice of the meeting, or (b) if notice is waived or not required. All participants shall be advised of the means of remote communication and the names of the participants in the meeting shall be divulged to all participants. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting. The Board of Directors may hold a meeting of shareholders conducted solely by means of remote communication.
SECTION 2.11 Business at Shareholder Meetings.
a.No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.11 and on the record date for the determination of shareholders entitled to vote at such annual meeting, (B) who complies with the notice procedures set forth in this Section 2.11 and (C) who is entitled to vote at such annual meeting. In addition to the other requirements set forth in this Section 2.11, a shareholder may not transact any business at an annual meeting unless (1) such shareholder and any beneficial owner on whose behalf such business is proposed (each, a “Proposing Party”) acted in a manner consistent with the representation made in the Business Solicitation Representation (as defined below) and (2) such business is a proper matter for shareholder action under the Michigan Business Corporation Act. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act, and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders. Shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders (other than pursuant to a Special Meeting Request in accordance with the requirements set forth in Section 2.7), and the only matters that may be brought before a special meeting are the matters specified in the Corporation's notice of meeting. Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 3.10 of these By-Laws.

b.In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the

                                Amended and Restated as of May 2023
principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so received no more than one hundred twenty (120) days prior to such annual meeting nor less than the later of (i) ninety (90) days prior to such annual meeting and (ii) ten (10) days after the earlier of (A) the day on which notice of the date of the meeting was mailed or otherwise provided by the Corporation or (B) the day on which public disclosure of the date of the meeting was made. To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of each Proposing Party; (iii)(A) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially or of record by each Proposing Party and each Shareholder Associated Person, (B) a description of  any Derivative Instrument directly or indirectly owned beneficially by any Proposing Party or any Shareholder Associated Person, (C) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any Proposing Party or any Shareholder Associated Person has a right to vote (or act by consent with respect to) any class or series of shares of the Corporation, (D) any Short Interest held by or involving any Proposing Party or any Shareholder Associated Person, (E) any rights to dividends on the shares of the Corporation owned beneficially by any Proposing Party or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Proposing Party or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that any Proposing Party or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of such Proposing Party’s or such Shareholder Associated Person’s immediate family sharing the same household and (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by any Proposing Party or any Shareholder Associated Person; (iv) a description of all arrangements or understandings between any Proposing Party, any Shareholder Associated Person and/or any other person or persons (including their names) in connection with the proposed action and any material interest of each Proposing Party and any Shareholder Associated Person in such action; (vi) a representation that such shareholder or such beneficial owner intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; (vii) a Business Solicitation Representation; and (viii) any other information relating to each Proposing Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for shareholder s proposals pursuant to Section 14 of the Exchange Act or the rules and regulations promulgated thereunder (the “Proxy Rules”). No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.11, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.11 shall be deemed to preclude discussion by any shareholder of any such business. If any information submitted pursuant to this Section 2.11 is inaccurate or incomplete in any material respect, such information shall be deemed not to have been provided in accordance with this Section 2.11. Upon written

                                Amended and Restated as of May 2023
request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), the Proposing Party shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request) (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the Proposing Party fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed, at the determination of the Board of Directors, not to have been provided in accordance with this Section 2.11. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. “Business Solicitation Representation” shall mean, with respect to any Proposing Party, a representation as to whether such Proposing Party or any Shareholder Associated Person will deliver a proxy statement and form of proxy to the holders of at least the percentage of the Corporation’s voting shares required under applicable law to adopt such proposed business or otherwise to solicit proxies from shareholders in support of such proposal.

SECTION 2.12 General Provisions Applicable to Shareholder Nominations and Proposals.
a.A shareholder providing notice or a request under Section 2.7, Section 2.11 or Section 3.10 shall update such notice or request, if necessary, so that the information provided or required to be provided in such notice or request shall continue to be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting (or any postponement or adjournment thereof), and such update shall be delivered to, and received by, the Secretary of the Corporation at the principal executive office of the Corporation not later than five business days after the record date for the meeting (in the case of an update required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable or, if not practicable, on the first practicable date prior to the special meeting or any adjournment or postponement thereof (in the case of an update required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

b.Notwithstanding anything in these By-Laws to the contrary, except as otherwise determined by the individual presiding over the meeting, if the shareholder giving notice as provided for in Section 2.7, 2.11 or Section 3.10 does not appear in person or by proxy at such special or regular meeting to present the proposed business or proposed nominee, as applicable, such proposed business or proposed nominee shall not be considered at the meeting.

SECTION 2.13 Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of

                                Amended and Restated as of May 2023
those present; (iv) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; (vii) removal of any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (viii) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (ix) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (x) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (xi) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (xii) any rules, regulations or procedures as the person presiding over the meeting may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The person presiding over the meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the person presiding over the meeting (or the Board in advance of any meeting) should so determine, the person presiding over the meeting (or the Board) shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered.. Except to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
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ARTICLE III
DIRECTORS
SECTION 3.1 Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing or by electronic transmission, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation (other than a resignation provided pursuant to Section 2.4(b)) shall not be necessary to make it effective.
SECTION 3.2 Removal. A director or the entire Board may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.
SECTION 3.3 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that such a committee shall not have the power or authority to:

                                Amended and Restated as of May 2023

(a)	Amend the Articles of Incorporation.

(b)	Adopt an agreement of merger, conversion, or share exchange.

(c)	Recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporations property and assets.

(d)	Recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution.

(e)	Amend the By-Laws of the Corporation.

(f)	Fill vacancies on the Board.

(g)	Fix compensation of the directors for serving on the Board or on a committee.

(h)	Declare a dividend.

(i)	Authorize the issuance of stock.
Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A committee, and each member thereof, shall serve at the pleasure of the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
The Corporation shall have, in addition to any other committees designated by the Board, an Audit Committee, Compensation and Management Development Committee and Nominating and Governance Committee.
SECTION 3.4 Chairman; Meetings. The Chairman of the Board of Directors shall hold such office until his or her successor is chosen and qualified or until earlier resignation or removal from such position. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors. The Board of Directors may designate any other director or officer of the Corporation to preside over any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairperson of any meeting of shareholders in the absence of the Chairman of the Board of Directors and such designee. The Chairman of the Board of Directors shall perform such duties and may exercise such powers as from time to time may be assigned to the Chairman by these By-Laws. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Michigan.
The first meeting of each newly elected Board of Directors for the purpose of organization and the transaction of any business which may come before the meeting may be held immediately after the annual meeting of the shareholders, if a quorum be present, and no notice of such meeting shall be necessary to the newly-elected directors in order legally to constitute the meeting. In the event such meeting is not held immediately after the annual meeting of the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

                                Amended and Restated as of May 2023
Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.
Special meetings of the Board may be called by any of the Chairman of the Board of Directors, the President or by the Secretary in their discretion, and shall be called by the President or the Secretary upon receiving notice of any two directors in a matter permitted under Section 7.4. Special meetings shall be called with at least 24 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances, in a manner permitted under Section 7.4 or in any other manner as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. The notice shall specify the purpose or purposes of and the place and time of the special meeting. Only business germane to the purpose or purposes for which the meeting was called shall be transacted at a special meeting.
SECTION 3.5 Quorum. At all meetings of the Board or of a committee thereof a majority of the directors then in office or of the members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors or of the committee, respectively, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If at any meeting of the Board of Directors or of a committee there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time and to another place until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. At such an adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled.
SECTION 3.6 Compensation. The Board by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors, officers or members of a committee, including, but not limited to, payment of the directors’ expenses, if any, of attendance at each meeting of the Board of Directors and payment of a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
SECTION 3.7 Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, without prior notice and without a vote, if prior to such action a consent to the action in writing or by electronic transmission thereto is signed by all members of the Board, or of such committee as the case may be, and such consent is filed with the minutes of proceedings of the Board or committee. Such consents shall have the same effect as a vote of the Board of Directors or of the committee for all purposes.
SECTION 3.8 Waiver of Notice. Attendance of a director at a meeting constitutes a waiver of notice of the meeting unless such director attends such meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
SECTION 3.9 Remote Communication Participation. Members of the Board of Directors or any Board committee may participate in a Board or Board committee meeting by means of conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this Section 3.9 constitutes presence in person at the meeting.
SECTION 3.10 Shareholder Nominations.

                                Amended and Restated as of May 2023
a.Nominations for the election of directors may only be made by (i) the Board of Directors or (ii) any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.10 and on the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting, (B) who is entitled to vote at such annual meeting and (C) who complies with the notice procedures set forth in this Section 3.10. In addition to the other requirements set forth herein, a shareholder may not present a nominee for election at an annual meeting unless such shareholder, and any beneficial owner on whose behalf such nomination is made, acted in a manner consistent with the representations made in the Nominee Solicitation Representation (as defined below). In addition to any other applicable requirements, for a nomination to be made by a shareholder of the Corporation, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder to be timely must be so received no more than one hundred twenty (120) days prior to such annual meeting nor less than the later of (i) ninety (90) days prior to such annual meeting and (ii) ten (10) days after the earlier of (A) the day on which notice of the date of the meeting was mailed or provided by the Corporation or (B) the day on which public disclosure of the date of the meeting was made.

b.Each such notice described in Section 3.10(a) must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially or of record by such person and (D) any other information relating to the person or any affiliate or associate thereof that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to the Proxy Rules; (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation’s books, of such shareholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made (each, a “Nominating Party”), (B) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially or of record by each Nominating Party and each Shareholder Associated Person on the date of such shareholder’s notice, (C) a description of  any Derivative Instrument directly or indirectly owned beneficially by each Proposing Party or any Shareholder Associated Person, (D) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any Nominating Party or any Shareholder Associated Person has a right to vote (or act by consent with respect to) any class or series of shares of the Corporation, (E) any Short Interest held by or involving any Nominating Party or any Shareholder Associated Person, (F) any rights to dividends on the shares of the Corporation owned beneficially by any Nominating Party or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Nominating Party or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (H) any performance-related fees (other than an asset-based fee) that any Nominating Party or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including, without limitation, any such interests held by members of

                                Amended and Restated as of May 2023
such Nominating Party’s or such Shareholder Associated Person’s immediate family sharing the same household and (I) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by any Nominating Party or any Shareholder Associated Person; (iii)(A) a description of all arrangements or understandings between any Nominating Party or Shareholder Associated Person and any proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder; (iv) a representation that such shareholder intends to appear in person or by proxy (including virtually in the case of a meeting held solely by means of remote communication) at the annual meeting to nominate the persons named in its notice; a representation (a “Nominee Solicitation Representation”) as to whether such Nominating Party or any Shareholder Associated Person will deliver a proxy statement and form of proxy to a number of holders of the Corporation’s voting shares reasonably believed by such Nominating Party to be sufficient to elect its nominee or nominees or otherwise to solicit proxies from shareholders in support of such nominations; (v) any other information relating to such shareholder or such beneficial owner or any affiliate or associate thereof that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Proxy Rules. Such notice must be accompanied by a written consent of each proposed nominee to being named in the proxy statement as a nominee and to serving as a director if elected, together with a written representation that such person currently intends to serve as a director for the term for which he or she is standing for election. In addition, such notice must be accompanied by a representation as to whether or not any Nominating Party intends to solicit proxies in support of any director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 and the Exchange Act and a representation that each Nominating Party has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 3.10. The person presiding over the annual meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with the provisions of this Section 3.10 and, if he or she should so determine, shall so declare to the meeting and any such defective nomination shall be disregarded. In addition, to be in proper form, a shareholder’s notice to the Secretary must be accompanied by (1) a written questionnaire with respect to the background and qualification of each proposed nominee completed by such proposed nominee in the form required by the Corporation (which form the shareholder shall request in writing from the Corporate Secretary of the Corporation and which the Secretary shall provide to such shareholder within ten (10) days of receiving such request) and (2) each such proposed nominee’s written representation and agreement in the form required by the Corporation (which form the shareholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such shareholder within ten (10) days of receiving such request) that: (A) such proposed nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation; (B) such proposed nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; (C) such proposed nominee will, if elected as a director of the Corporation, comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors; (D) such proposed nominee intends to serve a full term as a director of the Corporation, if elected; (E) such proposed nominee will tender, promptly following such proposed

                                Amended and Restated as of May 2023
nominee’s election, an irrevocable resignation effective upon such proposed nominee’s failure to receive the required vote for reelection at any future meeting of shareholders at which such proposed nominee may face reelection and upon acceptance of such resignation by the Board of Directors; and (F) such proposed nominee will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

c.Notwithstanding the foregoing provisions of this Section 3.10, unless otherwise required by law, if any Nominating Party (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the director nominees proposed by such Nominating Party. Upon request by the Corporation, if any Nominating Party provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Nominating Party shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

d.Notwithstanding the foregoing provisions of this Section 3.10, the Nominating Parties shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 3.10.

e.This Section 3.10 sets forth certain procedures for shareholders to nominate persons for election to the Board of Directors to be considered by the shareholders at an annual meeting of shareholders if the shareholder does not wish the nomination to be included in the Corporation’s proxy statement and Section 2.11 sets forth certain procedures for shareholders to propose any other business at an annual meeting of shareholders. Any shareholder who wishes to include nominations for the election of directors in the Corporation’s proxy statement for an annual meeting of shareholders must comply with Section 3.11 of this Article III. This Section 3.10 and Section 3.11 are the sole means for shareholders to nominate persons for election to the Board of Directors. Section 2.11 is the sole means for shareholders to propose other business to be conducted at an annual meeting of shareholders, other than the submission of proposals as provided by Rule 14a-8 under the Exchange Act.
SECTION 3.11 Proxy Access for Director Nominees.
a.Definitions. For purposes of this Section 3.11, the following terms shall have the following meanings:

i.“Compensation Arrangement” shall mean any direct or indirect compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including, without limitation, any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, service or action as a nominee or as a director.

ii.“Eligible Shareholder” shall mean a person who has either (1) been a record holder of the common shares of the Corporation used to satisfy the eligibility requirements in Section 3.11 continuously for the required three-year period or (2) provides to the Secretary of the Corporation, within the time period referred to in Section 3.11.e, evidence of continuous Ownership of such shares for such three-year period from one or more securities intermediaries.

                                Amended and Restated as of May 2023
iii.“Maximum Number” shall mean that number of directors constituting the greater of (x) two and (y) 20% of the total number of directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 3.11 (rounded down to the nearest whole number), which number shall be reduced as set forth in Section 3.11.c.i.

iv.“Minimum Number” shall mean 3% of the number of outstanding common shares of the Corporation as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

v.“Nominating Shareholder” shall mean any Eligible Shareholder or group of up to twenty (20) shareholders (a “Nominator Group”) that, collectively as a group, satisfy the requirements to qualify as an Eligible Shareholder, that (1) has (individually and collectively, in the case of a Nominator Group) satisfied all applicable conditions and complied with all applicable procedures set forth in this Section 3.11 (including, without limitation, the timely submission of a Nomination Notice that meets the requirements set forth in this Section 3.11), and (2) has nominated a Shareholder Nominee.

vi.“Nomination Notice” shall mean all information and documents that a Nominating Shareholder is required to submit to the Secretary of the Corporation pursuant to Section 3.11.f.

vii.“Own,” “Owned” or “Owning” shall mean those outstanding common shares of the Corporation with respect to which a shareholder possesses both:

1.the full voting and investment rights pertaining to the shares; and

2.the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided, that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares:

A.sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale;

B.borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell; or

C.subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding common shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such shareholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or hedging, offsetting or altering to any degree gain or loss arising from the full economic Ownership of such shares by such

                                Amended and Restated as of May 2023
shareholder or affiliate, other than any such arrangements solely involving a national or multi-national multi-industry market index.

A shareholder shall “Own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. A shareholder’s Ownership of shares shall be deemed to continue during any period in which the shareholder has loaned such shares provided that the shareholder has the power to recall such loaned shares within five business days’ notice, the person promptly recalls the loaned shares upon being notified that its Shareholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting of shareholders, and the person holds the recalled shares through such annual meeting. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings.

viii.“Shareholder Nominee” shall mean any person nominated for election pursuant to this Section 3.11.

ix.“Stock Exchange Rules” shall mean the rules of any stock exchange on which the Corporation’s securities are traded.

x.“Voting Commitment” shall mean any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a director of the Corporation, will act or vote on any issue or question.

b.Proxy Access at Annual Meeting. Subject to the provisions of this Section 3.11, if expressly requested in the relevant Nomination Notice, the Corporation shall include in its proxy statement for any annual meeting of shareholders:

i.the name of any Shareholder Nominee, which shall also be included on the Corporation’s form of proxy and ballot;

ii.disclosure about the Shareholder Nominee and the Nominating Shareholder required under the rules of the Securities and Exchange Commission or other applicable law to be included in the proxy statement;

iii.any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of the Shareholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 3.11.g), if such statement does not exceed 500 words; and
iv.any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of the Shareholder Nominee, including, without limitation, any statement in opposition to the nomination, information relating to any Compensation Arrangement and/or Voting Commitment, and any of the information provided pursuant to this Section 3.11.

                                Amended and Restated as of May 2023
For the avoidance of doubt, the provisions of this Section 3.11 shall not apply to a special meeting of shareholders, and the Corporation shall not be required to include a director nominee of a shareholder or group of shareholders in the Corporation’s proxy statement or form of proxy or ballot for any special meeting of shareholders.
c.Maximum Number of Shareholder Nominees.

i.The Corporation shall not be required to include in the proxy statement for an annual meeting of shareholders more Shareholder Nominees than the Maximum Number. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 3.11.e but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. The Maximum Number for a particular annual meeting shall be reduced by:

1.Shareholder Nominees whose nominations for election at such annual meeting are subsequently withdrawn;

2.Shareholder Nominees who the Board of Directors itself decides to nominate for election at such annual meeting;

3.any director candidate for which the Corporation shall have received one or more valid shareholder notices (whether or not withdrawn) nominating director candidates pursuant to Section 3.10, other than any such director referred to in this clause 3 who at the time of such annual meeting will have served as director continuously, as a nominee of the Board of Directors, for at least two annual terms, but only to the extent the maximum number after such reduction with respect to this clause 3 equals or exceeds one;

4.the number of incumbent directors or director candidates (including, without limitation, candidates who are not Shareholder Nominees) that in either case will be included in the Corporation’s proxy statement for an annual meeting of shareholders as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of common shares of the Corporation, by such shareholder or group of shareholders, from the Corporation), other than any such director referred to in this clause 4 who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two annual terms, but only to the extent the maximum number after such reduction with respect to this clause 4 equals or exceeds one; and

5.the number of incumbent directors who had been Shareholder Nominees at any of the preceding two annual meetings of shareholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors.

ii.Any Nominating Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 3.11 shall rank such Shareholder Nominees based on the order that the

                                Amended and Restated as of May 2023
Nominating Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Shareholder Nominees submitted by Nominating Shareholders pursuant to this Section 3.11 exceeds the Maximum Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 3.11 from each Nominating Shareholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of common shares of the Corporation each Nominating Shareholder Owns, as disclosed in its respective Nomination Notice submitted to the Corporation. This selection process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the Maximum Number is reached.

d.Eligible Shareholders.

i.An Eligible Shareholder or Nominator Group may submit a nomination in accordance with this Section 3.11 only if the person or group (in the aggregate) has continuously Owned at least the Minimum Number (as adjusted for any stock splits, stock dividends or similar events) of common shares of the Corporation throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to Own at least the Minimum Number of shares through the date of the annual meeting. The following shall be treated as one Eligible Shareholder or one member of a Nominator Group if such Eligible Shareholder or member of a Nominator Group shall provide together with the Nomination Notice documentation that demonstrates compliance with the following criteria:

1.funds under common management and investment control;

2.funds under common management and funded primarily by the same employer; or

3.a “family of investment companies” or a “group of investment companies” (each as defined in the Investment Company Act of 1940, as amended).

For the avoidance of doubt, in the event of a nomination by a Nominator Group, any and all requirements and obligations for a given Eligible Shareholder (including, without limitation, each and every fund or company that comprises the Nominator Group) that are set forth in this Section 3.11, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the Ownership of the Nominator Group in the aggregate. Should any shareholder withdraw from a Nominator Group at any time prior to the annual meeting of shareholders, the Nominator Group shall only be deemed to Own the shares held by the remaining members of the group.

ii.No shareholder shall be permitted to be in more than one Nominator Group, and if any shareholder appears as a member of more than one Nominator Group, or as a member of a Nominator Group and as a Nominating Shareholder without any such group, such shareholder shall be deemed to be a member of only the Nominator Group that has the largest Ownership position as reflected in the Nomination Notice and is not permitted to act as a Nominating Shareholder separate from such Nominator Group.

                                Amended and Restated as of May 2023

e.Timely Nomination Notice. To be timely, the Nomination Notice shall have been delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) nor more than one hundred fifty (150) days in advance of the date which is the anniversary of the date the Corporation’s proxy statement was released to security holders in connection with the previous year’s annual meeting, except where information or documents are required to be provided after the date the Nomination Notice is first submitted, as set forth in this Section 3.11, or, if the date of the applicable annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, not less than ninety (90) days before the date of the applicable annual meeting, or, if later, the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting, whichever occurs first, and in no event shall the adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice.

f.Nomination Notice. The Nomination Notice shall consist of, collectively, the following information, documents and agreements which shall, for avoidance of doubt, be compiled, completed and submitted by the Nominating Shareholder or its representatives at its own cost:

i.documentary evidence in the form of one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period, provided that each such intermediary must be a participant in the Depository Trust Company or an affiliate of a participant in the Depository Trust Company) verifying and certifying that, as of a date within seven calendar days prior to the date of the Nomination Notice, the Nominating Shareholder Owns, and has continuously Owned for the preceding three years, the Minimum Number of shares, and the Nominating Shareholder’s agreement to provide, within five business days after the record date for the annual meeting, documentary evidence in the form of written statements from the record holder and intermediaries verifying and certifying the Nominating Shareholder’s continuous Ownership of the Minimum Number of shares through the record date;

ii.an undertaking to provide immediate notice if the Nominating Shareholder ceases to Own the Minimum Number of shares prior to the date of the annual meeting;

iii.a copy of the Schedule 14N (or any successor form) relating to the Shareholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Shareholder as applicable, in accordance with Securities and Exchange Commission rules;

iv.the written consent of each Shareholder Nominee to being named in the Corporation’s proxy statement, form of proxy and ballot as a nominee and to serving as a director if elected;

v.a written notice of the nomination of such Shareholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including, for the avoidance of doubt, each member of a Nominator Group):

                                Amended and Restated as of May 2023
1.the information and other deliverables that would be required to be set forth in a shareholder’s notice of nomination pursuant to Section 3.10 of this Article III, as if the Nominating Shareholder were proposing a director nominee under that section;

2.to the extent not included in the response to paragraph (1) above, a detailed description of all direct and indirect material compensation and other monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Nominating Shareholder, on the one hand, and each Shareholder Nominee, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S−K (or its successor Item) if the Nominating Shareholder were the “registrant” for purposes of such item and the Shareholder Nominee were a director or executive officer of such registrant;

3.the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

4.a representation and warranty that the Nominating Shareholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

5.a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than such Nominating Shareholder’s Shareholder Nominee(s);

6.a representation and warranty that the Nominating Shareholder has not engaged in and will not engage in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Shareholder’s Shareholder Nominee(s) or any nominee of the Board of Directors;

7.a representation and warranty that the Nominating Shareholder will not use or distribute any proxy card other than the Corporation’s proxy card in soliciting shareholders in connection with the election of a Shareholder Nominee at the annual meeting;

8.a representation and warranty that the Shareholder Nominee’s candidacy or, if elected, board membership would not violate applicable state or federal law or Stock Exchange Rules ;

9.a representation and warranty that the Shareholder Nominee: (A) qualifies as independent under the Stock Exchange Rules and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors; and (B) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under

                                Amended and Restated as of May 2023
the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Shareholder Nominee;

10.a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 3.11.d.;

11.a representation and warranty that the Nominating Shareholder will continue to satisfy the eligibility requirements described in Section 3.11.d. through the date of the annual meeting;

12.the details of any position of the Shareholder Nominee as an officer or director of any competitor (that is, any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

13.if desired, a statement for inclusion in the proxy statement in support of the Shareholder Nominee’s election to the Board of Directors; provided, that any such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act; and;

14.in the case of a nomination by a Nominator Group, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination;

vi.an executed agreement (which form of agreement shall be provided to the Nominating Shareholder by the Secretary upon written request), which must be submitted within ten (10) days of the Nominating Shareholder’s first submission of the Nomination Notice, pursuant to which the Nominating Shareholder (including each member of a Nominator Group) agrees:

1.to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

2.to file any written solicitation or other communication with the Corporation’s shareholders relating to one or more of the Corporation’s directors or director nominees or any Shareholder Nominee with the Securities and Exchange Commission;

3.to assume all liability stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or the Shareholder Nominee nominated by such Nominating Shareholder with the Corporation, its shareholders or any other person, including, without limitation, the Nomination Notice, in each case, in connection the Shareholder Nominee’s and the Nominating Shareholder’s efforts to elect the Shareholder Nominee pursuant to this Section 3.11;

4.to indemnify and hold harmless (jointly with all other members of a Nominator Group, if applicable) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including reasonable attorneys’

                                Amended and Restated as of May 2023
fees) incurred in connection with any action, suit or proceeding (whether threatened, pending or completed), whether legal, judicial, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder or Shareholder Nominee to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under or pursuant to this Section 3.11, or otherwise arising out of any nomination, solicitation or other activity by any Eligible Shareholder or any member of a Nominator Group in connection with the Nominating Shareholder’s or the Shareholder Nominee’s efforts to elect the Shareholder Nominee pursuant to this Section 3.11;

5.to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of any misstatement or omission if information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any member of a Nominator Group) with the Corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), and promptly notify the Corporation and any other recipient of the information that is required to correct the misstatement or omission; and

6.in the event that the Nominating Shareholder (including any member of a Nominator Group) has failed to continue to satisfy the eligibility requirements described in Section 3.11.d., to promptly notify the Corporation;

vii.an executed questionnaire (which form of questionnaire shall be provided to the Nominating Shareholder by the Secretary upon written request), which must be submitted within ten (10) days of the Nominating Shareholder’s first submission of the Nomination Notice;

viii.an executed agreement (which form of agreement shall be provided to the Nominating Shareholder by the Secretary upon written request), which must be submitted within ten (10) days of the Nominating Shareholder’s first submission of the Nomination Notice, by the Shareholder Nominee:

1.to provide to the Corporation such other information as it may reasonably request;

2.that the Shareholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Principles and Policies on Business Conduct and any other policies and guidelines applicable to directors; and

3.that the Shareholder Nominee is not and will not become a party to (1) any Compensation Arrangement in connection with such person’s nomination or candidacy for director and/or such person’s service or action as a director of the Corporation that has not been disclosed to the Corporation prior to or concurrently with the Nominating Shareholder’s submission of the Nomination Notice, or (2) any Voting

                                Amended and Restated as of May 2023
Commitment that has not been disclosed to the Corporation prior to or concurrently with the Nominating Shareholder’s submission of the Nomination Notice.

The information and documents required by this Section 3.11.f. shall be provided with respect to and be executed by the Nominating Shareholder (and each member of a Nominator Group), and provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or any member of a Nominator Group that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 3.11.f (other than such information and documents required to be provided after the date the Nomination Notice is first submitted) have been delivered to or, if sent by mail, received by the Secretary of the Corporation. The Nominating Shareholder shall further update and supplement the Nominating Notice, if necessary, so that the information provided or required to be provided in such Nomination Notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and any such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment of postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

g.Exclusion or Disqualification of Shareholder Nominees.

i.If, after the deadline for submitting a Nomination Notice as set forth in Section 3.11.e a Nominating Shareholder becomes ineligible or withdraws its nomination or a Shareholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, the Corporation:

1.shall not be required to include in its proxy statement or on any ballot or form of proxy the Shareholder Nominee or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder; and

2.may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Shareholder Nominee will not be included as a Shareholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

ii.Notwithstanding anything to the contrary contained in this Section 3.11, the Corporation may omit from its proxy materials any Shareholder Nominee, and any information concerning such Shareholder Nominee (including a Nominating Shareholder’s statement in support), and in such case no vote on

                                Amended and Restated as of May 2023
such Shareholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Shareholder Nominee, if:

1.the Nominating Shareholder has engaged in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act with respect to the annual meeting, other than with respect to such Nominating Shareholder’s Shareholder Nominee(s) or any nominee of the Board of Directors;

2.the Nominating Shareholder or the designated lead group member of a Nominator Group, as applicable, or any qualified representative thereof, does not appear at the annual meeting to present the nomination submitted in accordance with this Section 3.11;

3.the Board of Directors, acting in good faith, determines that such Shareholder Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these By-Laws or the Corporation’s Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including the Stock Exchange Rules;

4.the Shareholder Nominee is not independent under the Stock Exchange Rules and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the directors, in each case as determined by the Board of Directors;

5.the Shareholder Nominee was nominated for election to the Board of Directors pursuant to this Section 3.11 at one of the Corporation’s two preceding annual meetings of shareholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than 25% of the common shares entitled to vote for such Shareholder Nominee;

6.the Shareholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or

7.the Nominating Shareholder has failed to continue to satisfy the eligibility requirements described in Section 3.11.d, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or the Nomination Notice omits a material fact necessary to make the statement made not misleading), the Shareholder Nominee becomes unwilling or unable to serve on the Board of Directors or any violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Shareholder or the Shareholder Nominee under this Section 3.11.

iii.Notwithstanding anything to the contrary contained in this Section 3.11, the Corporation may omit from its proxy statement, or may supplement or correct,

                                Amended and Restated as of May 2023
any information, including all or any portion of the statement in support of the Shareholder Nominee included in the Nomination Notice, if

1.such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

2.such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, Corporation, partnership, association or other entity, organization or governmental authority; or

3.the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule or regulation.

iv.The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Shareholder Nominee.
ARTICLE IV
OFFICERS
SECTION 4.1 Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. In addition, the Board of Directors may elect such Vice Presidents, Assistant Secretaries and Assistant Treasurers as the Board of Directors may deem proper. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Any number of offices may be held by the same person, except that the same person shall not act as both President and Secretary.
SECTION 4.2 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
SECTION 4.3 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.
SECTION 4.4 Tenure and Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors in office. An officer may resign by written notice to the Corporation. The resignation shall be effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
SECTION 4.5 Chief Executive Officer. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer of the Corporation shall have the general powers of supervision and management of the business and affairs of the Corporation usually vested in the chief executive officer of a corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may delegate to the other officers such of his or her authority and duties at such time and in such manner as he or she deems advisable.

                                Amended and Restated as of May 2023
SECTION 4.6 President. Unless otherwise provided by the Board of Directors, the President shall have the general powers and duties of supervision and management usually vested in the office of the president of a corporation and shall see that all orders and policies of the Board are carried into effect. In the absence or non-election of the Chairman of the Board of Directors, the President shall preside at all meetings of the shareholders if present thereat and at all meetings of the Board of Directors. Unless the Board of Directors shall have designated an Executive Vice President or other officer to be the Chief Operating Officer, the President shall function as the Chief Operating Officer of the Corporation.
SECTION 4.7 Executive Vice President. The Board of Directors may designate one or more Executive Vice Presidents and may grant other Vice Presidents titles which describe their functions or specify their order of seniority. The Executive Vice Presidents and Vice Presidents shall assist and act under the direction of the Corporation’s Chief Executive Officer, unless otherwise determined by the Board of Directors or the Chief Executive Officer. In the absence or disability of the President, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents in the order of seniority indicated by their titles or otherwise specified by the Board. If not specified by their titles or the Board, the authority of the President shall descend to the Executive Vice Presidents or, if there are none, to the Vice Presidents, in the order of their seniority in such office.
SECTION 4.8 Vice President. The Vice President shall act under the direction of the President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
SECTION 4.9 Treasurer. The Treasurer shall act under the direction of the President. Unless otherwise provided by the President, the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of assets, liabilities, receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the treasurer shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.
SECTION 4.10 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers shall act under the direction of the President and the Treasurer, and, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the President, Treasurer or Board of Directors may from time to time prescribe.
SECTION 4.11 Secretary. The Secretary shall act under the direction of the President. Unless otherwise provided by the President, the Secretary shall give, or cause to be given, notice of all meetings of shareholders and of special meetings of the Board of Directors, and all other notices required by law or by these By-Laws, and in the case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the directors, or shareholders, upon whose requisition the meeting is called as provided in these By-

                                Amended and Restated as of May 2023
Laws. The Secretary shall record all the proceedings of the meetings of the shareholders of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. The Secretary shall perform like duties for the standing committees when required. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.
SECTION 4.12 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, shall act under the direction of the President and the Secretary, and in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the President, Secretary or Board of Directors may from time to time prescribe.
ARTICLE V
PROVISIONS REGARDING STOCK OF THE CORPORATION
SECTION 5.1 Certificates of Stock. Every holder of shares of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him, her or it in the Corporation. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to the certificates of stock. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
SECTION 5.2 Classes and Series of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the Michigan Business Corporation Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
SECTION 5.3 Lost Certificate. The Board of Directors may direct a new certificate for shares to be issued in the place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issuance of such new certificate the directors may in their discretion and as a condition precedent to the issuance thereof, impose any reasonable terms and conditions to such issuance, including, but not limited to, requiring the owner of the lost or destroyed certificate, or his, her or its legal representative, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

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SECTION 5.4 Transfer of Shares. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for one or more shares duly endorsed and accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer, if when the certificates are presented for transfer, both the transferor and the transferee request the Corporation to do so.
SECTION 5.5 Shareholders Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to, or dissent from, action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for any other purpose or action, the Board of Directors may fix, in advance, a record date, which shall be the date upon which an individual’s status as a shareholder for such purpose or action shall be determined and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no Record Date is fixed:

(a)	the Record Date for determining the shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the day on which notice of the meeting is given, or, if no notice is given, at the close of business on the day next preceding the day on which the meeting is held;

(b)	the Record Date for determining shareholders entitled to express consent to an action in writing without a meeting, shall be as set forth in Section 2.9; and

(c)	the Record Date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors first adopts a resolution relating thereto.
The procedures for a shareholder of the Corporation requesting, and the Board of Directors fixing, a Record Date for determining shareholders entitled to express consent to an action in writing without a meeting is set forth in Section 2.9. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
SECTION 5.6 Registered Shareholders. The Corporation shall be entitled to treat the record holder of any shares of stock of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares (such as voting and dividends), and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the

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interest of such purchaser, assignee, transferee or other person except as otherwise provided by applicable statute. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of shareholders, to vote at such meetings, to examine a complete list of the shareholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.
SECTION 5.7 Dividends. Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.
ARTICLE VI
INDEMNIFICATION
The Corporation shall, to the fullest extent authorized or permitted by the Michigan Business Corporation Act, (a) indemnify any person, and his or her heirs, personal representatives, executors, administrators and legal representatives, who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, “Covered Matters”); and (b) pay or reimburse the reasonable expenses incurred by such person and his or her heirs, executors, administrators and legal representatives in connection with any Covered Matter in advance of final disposition of such Covered Matter. The Corporation may provide such other indemnification to directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the Board of Directors.
ARTICLE VII
GENERAL PROVISIONS
SECTION 7.1 Seal. The Board of Directors may, but need not, adopt a corporate seal for the Corporation. The corporate seal, if adopted, shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL MICHIGAN”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
SECTION 7.2 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
SECTION 7.3 Checks. All checks, drafts, demands or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate.
SECTION 7.4 Notice. All notices to shareholders, directors and Board committee members shall be given (a) personally, (b) by mail (registered, certified or other first class mail, except

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where otherwise provided in the Michigan Business Corporation Act, with postage pre-paid), addressed to such person at the address designated by him or her for that purpose or, if none is designated, at his or her last known address, (c) by electronic transmission in a manner authorized by the person, or (d) as otherwise provided in the Michigan Business Corporation Act. In addition to any other form of notice to a shareholder permitted by the Articles of Incorporation, these By-laws, or the Michigan Business Corporation Act, any notice given to a shareholder by a form of electronic transmission to which the shareholder has consented is effective. Notices to directors or Board committee members may also be delivered at his or her office on the Corporation’s premises, if any, or by express carrier, addressed to the address referred to in the first sentence of this Section. When a notice is required or permitted by the Michigan Business Corporation Act or these By-Laws to be given in writing, electronic transmission is written notice. Notices given pursuant to this Section 7.4 shall be deemed to be given when dispatched, or, if mailed, when deposited in a post office or official depository under the exclusive care and custody of the United States postal service; provided that when a notice or communication is permitted by the Michigan Business Corporation Act or these By-Laws to be transmitted electronically, the notice or communication is given when electronically transmitted to the person entitled to the notice or communication in a manner authorized by the person. For the avoidance of doubt, any notices that are required to be received by the Secretary of the Corporation or the Corporation pursuant to these By-Laws shall not be deemed to be given until received by the Secretary of the Corporation or the Corporation, as applicable. Notices given by express carrier shall be deemed “dispatched” on the day and at the time the express carrier guarantees delivery of the notice. The Corporation shall have no duty to change the written or electronic address of any director, Board committee member or shareholder unless the Secretary receives notice in writing or by electronic transmission of such address change.
SECTION 7.5 Waiver of Notice. Action may be taken without a required notice and without lapse of a prescribed period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in the case of a shareholder, his or her attorney-in-fact, submits a signed waiver or a waiver by electronic transmission of the requirements, or if such requirements are waived in such other manner permitted by applicable law. Neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of the meeting. A shareholder’s attendance at a meeting (in person or by proxy) will result in both of the following:

(a)	Waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

(b)	Waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
A director’s attendance at or participation in any Board or Board committee meeting waives any required notice to him or her of the meeting unless he or she, at the beginning of the meeting or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.
SECTION 7.6 Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.
SECTION 7.7 Scope of By-Laws. These By-Laws shall govern the internal affairs of the Corporation to the extent they are consistent with applicable law and the Articles of

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Incorporation. Nothing contained in these By-Laws shall, however, prevent the imposition by contract of greater voting, notice or other requirements than those set forth in these By-Laws.
ARTICLE VIII
AMENDMENTS
SECTION 8.1 By-Law Amendments. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the shareholders or by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting. The shareholders may from time to time specify particular provisions of the By-Laws which shall not be altered, amended or repealed by the Board of Directors.
ARTICLE IX
RESTRICTIONS ON TRANSFER OF SHARES
SECTION 9.1 Definitions. As used in this Article IX, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation §§ 1.382-2T, 1.382-3 and 1.382-4 shall include any successor provisions):
(a) “4.9-percent Transaction” means any Transfer described in clause (a) or (b) of Section 9.2 of this Article IX.
(b) “4.9-percent Shareholder” a Person who owns 4.9% or more of the Corporation’s then-outstanding Common Shares, whether directly or indirectly, and including shares such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.
(c) “Agent” has the meaning set forth in Section 9.5 of this Article IX.
(d) “Common Shares” means any interest in Common Shares, par value $0.01 per share, of the Corporation that would be treated as “stock” of the Corporation pursuant to Treasury Regulation §1.382-2T(f)(18).
(e) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the rulings issued thereunder.
(f) “Corporation Security” or “Corporation Securities” means (i) Common Shares, (ii) shares of preferred stock issued by the Corporation (other than preferred stock described in Section 1504(a)(4) of the Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation §§ 1.382-2T(h)(4)(v)) and 1.382-4 to purchase Securities of the Corporation, and (iv) any Shares.
(g) “Effective Date” means the date of the adoption of this amendment by the Board of Directors.
(h) “Excess Securities” has the meaning given such term in Section 9.4 of this Article IX.
(i) “Expiration Date” means the earlier of (i) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article IX is no longer necessary for the preservation of Tax Benefits, (ii) the beginning of a taxable year of the Corporation to which the Board of Directors determines that no Tax Benefits may be carried forward or (iii) such date as the Board of Directors shall fix in accordance with Section 9.12 of this Article IX.

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(j) “Percentage Share Ownership” means the percentage Share Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation §§ 1.382-2T(g), (h), (j) and (k) and 1.382-4 or any successor provision.
(k) “Person” means any individual, firm, corporation or other legal entity, including a group of persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.
(l) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.
(m) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article IX.
(n) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).
(o) “Purported Transferee” has the meaning set forth in Section 9.4 of this Article IX.
(p) “Securities” and “Security” each has the meaning set forth in Section 9.4 of this Article IX.
(q) “Shares” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).
(r) “Share Ownership” means any direct or indirect ownership of Shares, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.
(s) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, within the meaning of Section 382 of the Code.
(t) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a person, other than the Corporation, that alters the Percentage Share Ownership of any Person. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation §§ 1.382-2T(h)(4)(v) and 1.382-4). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Shares by the Corporation.
(u) “Transferee” means any Person to whom Corporation Securities are Transferred.
(v) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.
SECTION 9.2 Transfer And Ownership Restrictions. In order to preserve the Tax Benefits, from and after the Effective Date of this Article IX any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 4.9-percent Shareholder or (b) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder would be increased.
SECTION 9.3 Exceptions.

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a.    Notwithstanding anything to the contrary herein, Transfers to a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted.
b.    The restrictions set forth in Section 9.2 of this Article IX shall not apply to an attempted Transfer that is a 4.9-percent Transaction if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Section 9.3 of Article IX, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 of the Code limitation on the use of the Tax Benefits; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Shares acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article IX through duly authorized officers or agents of the Corporation. Nothing in this Section 9.3 of this Article IX shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
SECTION 9.4 Excess Securities.
a.    No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee") shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities"). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 9.5 of this Article IX or until an approval is obtained under Section 9.3 of this Article IX. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Sections 9.4 or 9.5 of this Article IX shall also be a Prohibited Transfer.
b.    The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its share transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article IX, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of shares and other evidence that a Transfer will not be prohibited by this Article IX as a condition to registering any transfer.
SECTION 9.5 Transfer To Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities

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within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent"). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 9.6 of this Article IX if the Agent rather than the Purported Transferee had resold the Excess Securities.
SECTION 9.6 Application Of Proceeds And Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 9.6 of Article IX. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 9.6 of Article IX inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.
SECTION 9.7 Modification Of Remedies For Certain Indirect Transfers. In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Michigan law (“Securities,” and individually, a “Security") but which would cause a 4.9-percent Shareholder to violate a restriction on Transfers provided for in this Article IX, the application of Sections 9.5 and 9.6 of this Article IX shall be modified as described in this Section 9.7 of this Article IX. In such case, no such 4.9-percent Shareholder shall be required to dispose of any interest that is not a Security, but such 4.9-percent Shareholder and/or any Person whose ownership of Securities is attributed to such 4.9-percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Shareholder, following such disposition, not to be in violation of this Article IX. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 9.5 and 9.6 of this Article IX, except that the maximum aggregate amount payable either to such 4.9-percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess

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Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such 4.9-percent Shareholder or such other Person. The purpose of this Section 9.7 of Article IX is to extend the restrictions in Sections 9.2 and 9.5 of this Article IX to situations in which there is a 4.9-percent Transaction without a direct Transfer of Securities, and this Section 9.7 of Article IX, along with the other provisions of this Article IX, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.
SECTION 9.8 Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Section 9.5 of this Article IX (whether or not made within the time specified in Section 9.5 of this Article IX), then the Corporation shall promptly take all cost effective actions which it believes are appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 9.8 of Article IX shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article IX being void ab initio, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act within the time periods set forth in Section 9.5 of this Article IX to constitute a waiver or loss of any right of the Corporation under this Article IX. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article IX.
SECTION 9.9 Liability. To the fullest extent permitted by law, any shareholder subject to the provisions of this Article IX who knowingly violates the provisions of this Article IX and any Persons controlling, controlled by or under common control with such shareholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.
SECTION 9.10 Obligation To Provide Information. As a condition to the registration of the Transfer of any Shares, any Person who is a beneficial, legal or record holder of Shares, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article IX or the status of the Tax Benefits of the Corporation.
SECTION 9.11 Legends. The Board of Directors may require that any certificates issued by the Corporation evidencing ownership of Shares that are subject to the restrictions on transfer and ownership contained in this Article IX bear the following legend:
“THE BY-LAWS, AS AMENDED (THE “BY-LAWS”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE BY-LAWS) OF COMMON SHARES OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.9 PERCENT SHAREHOLDER UNDER THE CODE AND SUCH REGULATIONS. IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE SHARES WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE BY-LAWS) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER

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WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE BUSINESS CORPORATION ACT OF THE STATE OF MICHIGAN (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S BY-LAWS TO CAUSE THE 4.9 PERCENT SHAREHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE BY-LAWS, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”
The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of Shares that are subject to conditions imposed by the Board of Directors under Section 9.3 of this Article IX also bear a conspicuous legend referencing the applicable restrictions.
SECTION 9.12 Authority Of Board Of Directors.
a.    The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article IX, including, without limitation, (i) the identification of 4.9-percent Shareholders, (ii) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer, (iii) the Percentage Share Ownership in the Corporation of any 4.9-percent Shareholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 9.6 of this Article IX, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article IX. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article IX for purposes of determining whether any Transfer of Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article IX.
b.    Nothing contained in this Article IX shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate or extend the Expiration Date, (ii) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article IX, (iii) modify the definitions of any terms set forth in this Article IX or (iv) modify the terms of this Article IX as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.
c.    In the case of an ambiguity in the application of any of the provisions of this Article IX, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable

                                Amended and Restated as of May 2023
belief, understanding or knowledge of the circumstances. In the event this Article IX requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article IX. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article IX. The Board of Directors may delegate all or any portion of its duties and powers under this Article IX to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article IX through duly authorized officers or agents of the Corporation. Nothing in this Article IX shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
SECTION 9.13 Reliance. To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article IX. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any shareholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.
SECTION 9.14 Benefits Of This Article IX. Nothing in this Article IX shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article IX. This Article IX shall be for the sole and exclusive benefit of the Corporation and the Agent.
SECTION 9.15 Severability. The purpose of this Article IX is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article IX or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article IX.
SECTION 9.16 Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article IX, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.